UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2008 (December 12, 2008)

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-15339	52-2183153
(State or other jurisdiction	(Commission file number)	(IRS employer identification
of incorporation)		number)

199 Benson Road, Middlebury, Connecticut		06749
(Address of principal executive offices)		(Zip Code)

(203) 573-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On December 11, 2008, Chemtura Corporation announced that it will implement a new restructuring initiative to reduce cash fixed costs by approximately $50 million.  This initiative involves a worldwide reduction in its professional and administrative staff by approximately 500 people, which represents a reduction of about 20 percent of the professional and administrative population.  The Company is also modifying work hours, furloughing or reducing production personnel as required.  The cash cost of these actions are provisionally estimated to be in the order of $15 million to $20 million and will be incurred over the next three quarters.  The Company will take a restructuring charge in the fourth quarter to record the cost of these initiatives.

A copy of the press release is incorporated by reference herein as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits

Exhibits

Exhibit Number	Exhibit Description

99.1	Chemtura Press Release dated December 11, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation
(Registrant)

Date: December 12, 2008	By:	/s/ Lynn A. Schefsky
Name: Lynn A. Schefsky
Title: Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Exhibit Description

99.1	Chemtura Press Release dated December 11, 2008